SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-USX-DELHI GROUP

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                12/10/97           30,000            19.8000
               THE GABELLI CAPITAL ASSET FUND
                                12/09/97           30,000            19.8000
          GAMCO INVESTORS, INC.
                                12/10/97           35,000            19.7500
                                12/09/97           30,000            19.7292
          GAMCO INVESTORS, INC.
                                12/10/97           15,000            19.7500
                                12/08/97            4,100            19.6875
                                12/05/97            4,500            19.6319
          GABELLI ASSOCIATES FUND
                                12/05/97           14,700            19.6339





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



                                       33